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                                                                EXHIBIT 3(b)(ii)



                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                        TEXAS-NEW MEXICO POWER COMPANY



                            (REVISED APRIL 6, 2000)


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                                                                Exhibit 3(b)(ii)


                         TEXAS-NEW MEXICO POWER COMPANY

                              AMENDED AND RESTATED

                                   B Y L A W S

                                   ----------

                                    ARTICLE I

                                     OFFICES


     1. The registered office of the Corporation shall be at 4100 International Plaza, Tower II, Fort Worth, Texas 76109, and the registered agent of the Corporation at such address shall be the Secretary of the Corporation.

     2. The Corporation may also have offices at such other places, within or without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS
Place

     l. All meetings shall be held in the offices of the Corporation at 4100 International Plaza, Tower II, Fort Worth, Texas 76109, or at such other place as may be fixed from time to time by the Board of Directors.

Annual Meeting

     2. An annual meeting of the shareholders, commencing with the year 1985, shall be held on the fourth Friday in April each year at a time to be set by the Board of Directors, if not a legal holiday and, if a legal holiday, then on the next business day following (other than a Saturday), at which they shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting; provided, however, that such date for any annual meeting may be altered as deemed appropriate by the Board of Directors.

Shareholders List

     3. At least ten days before each meeting of shareholders, a complete list of shareholders entitled to vote at said meeting,
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arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of such Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

Quorum

     4. The attendance of the holders of a majority of shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by Statute, the Restated Articles of Incorporation, or these Bylaws. In the absence of such a quorum at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to recess the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be constituted. When such recessed meeting is reconvened and a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Special Meetings

     5. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by Statute, the Restated Articles of Incorporation, or these Bylaws, may be called by the Chairman of the Board, the President, or a majority of the members of the Board of Directors or by the holders of not less than one-fifth of all the shares entitled to vote at such meeting. Business transacted at all special meetings shall be confined to items stated in the call.

Voting Rights

     6.(a)     When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the Statutes, the Restated Articles of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to

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transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

       (b) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Restated Articles of Incorporation. At any meeting of shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney in fact, and bearing a date of not more than eleven months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten nor more than fifty days prior to such meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than fifty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

       (c) No shareholder shall have the right to cumulate his votes in the election of Directors.

Notice of Meeting

     7. Written or printed notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

Unanimous Consent

     8. Any action required to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as the unanimous vote of the shareholders.

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                                   ARTICLE III

                                    DIRECTORS

Authority

     1. The business and affairs of the Corporation shall be managed by its Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required by Statute, the Restated Articles of Incorporation, or these Bylaws to be exercised or done by the shareholders.

Number, Election and Term of Office

     2.(a)     The Board of Directors shall be made up of nine (9) members, which shall include one Independent Director. Except as hereinafter provided, Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall be elected and shall qualify. Directors need not be residents of the State of Texas nor shareholders of the Corporation. The term "Independent Director" shall mean a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, partner or officer of the corporation or any of its Affiliates (other than his or her service as an Independent Director of the corporation); (ii) a customer or supplier that derives more than ten percent of its revenues from the corporation or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii). The term "Affiliate" shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

       (b) The position of Advisory Director may be created from time to time by the Board of Directors. Any Advisory Director shall be entitled to notice of meetings and expected to attend such meetings. Any Advisory Director may render advice to the Board, but may not vote on any issue. Any Advisory Director shall

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be entitled to the same compensation and benefits as a duly elected Director.

       (c) The number of Directors may be increased or decreased from time to time by an amendment to these Bylaws, but shall never be less than three (3).

Retirement

     3. No person shall be eligible for election or reelection to the Board of Directors on or after the date of the Annual Meeting of Shareholders next following the date on which such person attains the age of seventy (70) years; provided, however, that the Board may waive the foregoing provision, but only if the Board finds each year that the retention of a Director on the Board after his seventieth birthday will be beneficial to the Corporation, but no such waiver may be made in the case of a Director who has attained or will attain the age of seventy-six (76) years on or prior to the date of the Annual Meeting of Shareholders.

Removal

     4. Any Director may be removed for or without cause at any special meeting of the shareholders by the affirmative vote of a majority in number of the shares or class of shares, as the case may be, which elected the Director being removed, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Upon the removal of a Director, the shareholders, by affirmative vote of the majority of the outstanding shares, shall have the power at the same special meeting to elect a new Director to serve until the next annual shareholders meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the shareholders fail to elect a person to fill the unexpired term of the Director so removed, such unexpired term shall be considered a vacancy on the Board to be filled by the remaining Directors in the manner next provided.

Vacancies

     5. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, removal from office of any Director, or otherwise, a majority of the Directors then in office, though less than a quorum, may choose a successor, or a successor may be chosen at a special meeting of shareholders called for that purpose, and each Director so chosen shall be elected until the next annual meeting of the shareholders and until his successor shall have been elected and shall qualify. Any

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Directorship to be filled by reason of an increase in the number of Directors shall be by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

Organize the Board

     6. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving, such time or place shall be changed. The Board shall elect one Director to serve as Chairman and to preside at all meetings of the shareholders and of the Board of Directors.

Regular Meeting Dates

     7. Regular meetings of the Board will be held quarterly without notice on a day certain at such time and place as shall be determined by the Board during the periods specified below:

          First Quarter - From January 16 through February 15, both days inclusive;

          Second Quarter - From April 16 through May 15, both days inclusive;

          Third Quarter - From July 16 through August 15, both days inclusive;
     and

          Fourth Quarter - From October 16 through November 15, both days inclusive.

Special Meetings

     8. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on three days' notice to each Director, either personally or by telephone, mail or telegram stating the purpose of such meeting. Notice given by telephone shall be confirmed in writing. Special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of two Directors. The notice of and request for a special meeting shall state the time and place and purpose or purposes of such meeting. Business transacted at all special meetings shall be confined to purposes stated in the call. Action may be taken by the Board of Directors without a meeting, if the action is evidenced by a written unanimous consent of the Directors.

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Waiver of Notice

     9. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as may be otherwise expressly provided by Statute, or the Restated Articles of Incorporation, or these Bylaws, neither the business to be transacted at nor the purpose of any special meeting need be specified in a notice or waiver of notice.

Quorum

     10. At all meetings of the Board of Directors the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specially provided by Statute, the Restated Articles of Incorporation, or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Executive Committee and Other Committees

Creation

     11. By resolution passed by a majority of the full Board, the Board of Directors may designate an Executive Committee. The Chairman of the Board shall have authority to create such other Committees as he finds necessary.

Executive Committee

     12. The Executive Committee, if established, shall be comprised of three or more Directors of the Corporation, one of whom shall be the President of the Corporation and the majority of whom shall be outside Directors. To the extent provided by resolution, the Executive Committee shall have the authority of the Board of Directors to manage the business and affairs of the Corporation, except where action of the full Board may be required by Statute, or the Restated Articles of Incorporation.

Other Committees

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     13.  Other Committees which are created by the Chairman of the Board shall have all the authority of the Board which may be granted to the Committee by a resolution of the full Board.

Minutes

     14. The Executive Committee and any other Committees which may be created shall keep minutes of any proceedings and report such to the Board. Copies of the approved Committees' minutes shall be circulated to the full Board.

Compensation

     15. Directors and Advisory Directors of the Corporation may by resolution of the Board be allowed a fixed sum and expenses of attendance for attendance at each regular or special meeting of the Board or of any meeting by members of an authorized Committee, if any, and may also receive such other compensation for their services as Directors, or for serving the Corporation in any other capacity, as the Board of Directors from time to time may determine. Any Director who is also an employee of the Corporation shall not be compensated for services as a Director.

Dividends

     16. Subject always to the provisions of law and the Restated Articles of Incorporation, the Board of Directors shall have full power to determine whether any and, if so, what part of the funds legally available for the payment of dividends shall be declared in dividends and paid to the shareholders of the Corporation. Dividends may be declared at any regular or special meeting of the Board and may be made payable in cash, in property or in shares of capital stock. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose and from time to time may increase, diminish and vary such fund in the Board's absolute judgment and discretion.

Annual Report

     17. The Board of Directors shall present at each annual meeting and, when called for by a vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

                                   ARTICLE IV

                                     NOTICES

Notice of Meetings

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     1.   Whenever, under provisions of Statutes, the Restated Articles of
Incorporation, or these Bylaws, notice is required to be given to any Director or shareholder and no provision is made as to how such notice shall be given, personal notice shall not be required, and such notice may be given in writing, by postage prepaid mail addressed to such Director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when such notice is deposited in the United States Mail as aforesaid.

Waiver

     2. Whenever any notice is required to be given to any shareholder or Director of the Corporation under provisions of Statutes, the Restated Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed before or after the time stated in such notice by the person or persons entitled to such notice, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V

                                    OFFICERS

Positions

     1. The officers of the Corporation shall be chosen by the Directors and shall include a President, Vice President, a Controller, a Secretary and a Treasurer. Additional officers may include such number of additional Vice Presidents, Assistant Vice Presidents, Assistant Controllers, Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time determine, and a Chief Information Officer. Any two or more offices may be held by the same person except the offices of President and Secretary shall not be held by the same person.

Election

     2. (a) The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect the officers of the Corporation, as above provided.

          (b) The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms, exercise such powers and perform such duties as shall be determined from time to time by the Board.

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Term

     3. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. An officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the full Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by affirmative vote of a majority of the full Board of Directors.

Salaries and Contracts with Officers

     4. The salaries of all officers who report directly to the President of the Corporation shall be fixed by the Board of Directors. The salaries of agents and employees shall be determined and fixed by the President. The Board of Directors of the Corporation may enter into agreements with officers on such terms as are deemed necessary for present or future performance of service to and for the Corporation by officers at such amounts of compensation, salary or remuneration as may be required to obtain such services or as to which such officers may agree, and for lease to the Corporation by the officers of any vehicles, equipment, furnishings or other articles of property owned or held by officers as may be useful or necessary to the organization and functioning of the Corporation. No officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation.

Duties

Chairman of the Board

     5. The Chairman of the Board shall preside at all meetings of shareholders and Directors, and may be designated as the Chief Executive Officer of the Corporation, but unless so designated shall not otherwise be considered an officer of the Corporation.

Chief Executive Officer

     6. The Chief Executive Officer shall have responsibility for the general direction of the business and affairs of the Corporation, subject to the control of the Board of Directors. He shall have authority to sign, execute and acknowledge in the name and on behalf of the Corporation all contracts and other documents and instruments, including bonds and mortgages, except as otherwise provided by law, and shall have authority to appoint and discharge agents and employees. He shall have such additional powers and duties as the Board of Directors may from time to time assign to him. In the absence or disability of the President, he shall perform such duties and exercise such powers of the

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President as he shall deem necessary unless such functions are assumed by the
Chairman of the Board or otherwise delegated by the Board of Directors or the Executive Committee.

President

     7.(a) The President shall, in the absence of the Chairman of the Board, perform all of the functions and duties herein above assigned to the Chairman of the Board. If the President is designated as the Chief Executive Officer, he shall perform all the functions of that office as set out in Paragraph 6 above; but in all events, the President shall be the Chief Operating Officer of the Corporation and shall be responsible for the active day-to-day management of the business of the Corporation and shall perform such other functions and duties as may from time to time be designated by the Board of Directors.

       (b) The President may execute bonds, mortgages and other contracts or instruments requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Vice Presidents

     8. The Board of Directors may elect an Executive Vice President who shall perform the duties of the President during his absence or disability and shall perform such other duties as the Board of Directors may prescribe. The Board of Directors may elect other Vice Presidents who shall in the order of their seniority in office and in the absence or disability of the President and the Executive Vice President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may prescribe.

     The Assistant Vice Presidents, if any, in order of their seniority in office shall, in the absence or disability of their respective Vice President, perform the duties and exercise the powers of such Vice President, and shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

Chief Information Officer

     9. The Chief Information Officer, if one is appointed, shall have the general responsibility for and authority over all matters related to the Company's information and communication technologies and systems including, without limitation, computer systems, networks and software; customer and other information

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systems; and telephone and other telecommunications systems, under the direction and the supervision of the Chief Financial Officer.

Secretary

     10. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall function. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature.

     The Assistant Secretaries, if any, in order of their seniority in office shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

Chief Financial Officer

     11. The Chief Financial Officer, if one is appointed, shall be a Vice President and shall be in charge of the financial affairs of the Corporation under the direction and the supervision of the President. He shall supervise the activities of the Controller and the Treasurer.

Treasurer

     12. The Treasurer shall act under the supervision of the Chief Financial Officer, or if there is no Chief Financial Officer, the Treasurer shall act under the President's supervision. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Chief Financial Officer, or to the President, if there is no Chief Financial Officer, an account of all his transactions as Treasurer.

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     The Assistant Treasurers, if any, in order of their seniority in office shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

Controller

     13. The Controller shall act under the supervision of the Chief Financial Officer, or if there is no Chief Financial Officer, the Controller shall act under the President's supervision. The Controller, if one is appointed, shall be the chief accounting officer of the Corporation. He shall, when proper, approve all bills for purchases, payrolls, and similar instruments providing for disbursement of money by the Corporation for payment by the Chief Financial Officer. He shall be in charge of and maintain books of account and accounting records of the Corporation and shall render to the Chief Financial Officer, or to the President, if there is no Chief Financial Officer, an account of all his transactions as Controller and of the financial condition of the corporation. In addition, he shall perform such other acts as are usually performed by the Controller of a corporation or assigned to him by the President.

     The Assistant Controllers, if any, in order of their seniority in office shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller, and shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

Form

     1. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock certifying the number of shares represented thereby. Such certificates shall be consecutively numbered and entered on the books of the Corporation as they are issued and shall be in such form not inconsistent with the Restated Articles of Incorporation as the Board of Directors may from time to time prescribe. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an

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Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is countersigned by a transfer agent or is registered by a registrar other than the Corporation itself or its employee.

Lost Certificates

     2. The Board of Directors may direct that a new certificate representing shares be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of loss or destruction by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate or his legal representative to give the Corporation a bond or indemnity not exceeding an amount which is double the value of the stock.

Transfer Agent and Registrar

     3. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

Registered Owner

     4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law, the Restated Articles of Incorporation, or these Bylaws.

Transfer of Shares

     5. Shares of stock shall be transferable on the books of the Corporation only by endorsement by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the Corporation's transfer agent of a certificate representing shares which has been duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the Corporation's transfer agent to issue a new certificate to the

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person entitled thereto, cancel the old certificate and record the transaction upon its books.

Closing of Transfer Books

     6. The Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to receive notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting.

                                   ARTICLE VII

                               GENERAL PROVISIONS

Checks

     1. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

     2. The fiscal year of the Corporation shall begin the first day of January in each year.

Corporation Seal

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     3.   The Corporation seal shall have inscribed thereon the name of the
Corporation and the words "Corporate Seal, Texas." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted.

Voting Securities Held by the Corporation

     4. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other Corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Indemnification

     5. The Corporation shall indemnify any Director, officer, employee, or former Director, officer or employee of the Corporation, or any person who has served at the Corporation's request as a Director, officer or employee of another Corporation in which the Corporation owns shares of stock or of which it is a creditor against expenses actually and necessarily incurred by him and any amount paid in satisfaction of judgments in connection with any action, suit or proceeding, whether civil or criminal, in which he is made a party because of his service to the Corporation in one of the above capacities subject to the following provisions.

     6. Before a person requesting indemnity shall be entitled to indemnity, it shall have been determined in the manner provided in paragraph 7 that he:

     a.   conducted himself in good faith,
     b.   reasonably believed:
          1) his conduct in his official capacity was in the Corporation's best interest, or
          2) where his conduct was not in his official capacity, that his conduct was not opposed to the Corporation's best interest; and where a criminal proceeding is involved, he had no reasonable cause to believe his conduct was unlawful.

     7. For a person to be eligible for indemnification, a determination of such eligibility shall be made by one of the following means:

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     a.   a majority vote of a quorum of Directors who are not named parties in the proceeding at the time of the vote,
     b. where such a quorum cannot be obtained by a majority vote of a committee of the Board consisting of Directors who are not parties in the proceeding at the time of the vote,
     c. by special legal counsel selected in the manner as required by Statute, or
     d. by a vote of the shareholders which excludes those shares held by Directors who are parties to the proceeding.

     8. Reasonable expenses incurred by a person eligible for indemnification may be reimbursed in advance of final disposition of the proceeding if:

     a. the Corporation receives a written affirmation by the Director of his good faith belief that he has met the standard of conduct necessary for indemnification,
     b. the Director provides a written obligation to repay all amounts paid or reimbursed if it is ultimately determined that he is not eligible for indemnification, and
     c. a determination of the facts known at the time of the request for the advance reimbursement would not preclude indemnification.

     9. Where eligibility has been determined, a person may be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred, provided that if the proceeding is brought by or on behalf of the Corporation, the indemnification is limited to reasonable expenses actually incurred.

     10.  A person is not eligible for indemnification if:

     a. the person is found liable on the basis of personal benefit being improperly received by him regardless of whether or not the benefit resulted from action taken in the person's official capacity,
     b.   the person is found liable to the Corporation.

     11. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Director, officer, or employee may be entitled by law or under any bylaw, vote of shareholders, agreement or otherwise. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director,

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officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of any other Corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

                                  ARTICLE VIII

                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the full Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place for the election of Directors shall be made within sixty days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each shareholder in person or by letter mailed to his last known postoffice address at least twenty days before the election is held.


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